EXHIBIT 23.1




                          INDEPENDENT AUDITOR'S CONSENT





We consent to the use in the Registration Statements and Prospectuses of Simtek Corporation of our report dated February 5, 2001, accompanying the financial statements of Simtek Corporation contained in such Registration Statements, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectuses.



/s/ Hein + Associates LLP
HEIN + ASSOCIATES LLP

Denver, Colorado
April 10, 2001